UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2005

Borden Chemical, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

1. Series A Floating Rate Preferred Stock Registration Rights Agreement

In connection with our previously announced sale of Series A Floating Rate Preferred Stock (the “Preferred Stock”), on May 20, 2005, we and our wholly owned subsidiary Hexion Escrow Corp. entered into a registration rights agreement with Credit Suisse First Boston LLC, as representative of the initial purchasers of the Preferred Stock.

Pursuant to the registration rights agreement we have agreed to prepare and use commercially reasonable efforts to file a registration statement (the “Exchange Offer Registration Statement”) to exchange the Preferred Stock for new preferred stock having terms substantially identical in all material respects to the Preferred Stock being exchanged (except that the new preferred stock will not contain terms with respect to transfer restrictions). We have also agreed to use commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”) and to offer the new preferred stock in exchange for surrender of the Preferred Stock. For each share of Preferred Stock validly tendered to us and not withdrawn pursuant to the exchange offer, we will issue to the holder of such Preferred Stock a share of new preferred stock. The new preferred stock will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act.

In certain circumstances and subject to certain conditions, we will use commercially reasonable efforts to cause a shelf registration statement (the “Shelf Registration Statement”) covering resales of the Preferred Stock or new preferred stock to be declared effective and to keep such Shelf Registration Statement effective for a period up to May 20, 2007.

If we fail to file an Exchange Offer Registration Statement or a Shelf Registration Statement in a timely manner or if certain other conditions are not met, as specified in the registration rights agreement, dividends will accumulate on the Preferred Stock or new preferred stock, as applicable, at the rate that is 1.00% above the then applicable dividend rate.

2. Second-Priority Senior Secured Floating Rate Notes Registration Rights Agreement

In connection with our previously announced sale of Second-Priority Senior Secured Floating Rate Notes due 2010 (the “Notes”), on May 20, 2005, we and our wholly owned subsidiaries BCI US Finance Corp. and Borden 2 Nova Scotia, ULC entered into a registration rights agreement with Credit Suisse First Boston LLC, as representative of the initial purchasers of the Notes.

Pursuant to the registration rights agreement we have agreed to prepare and use commercially reasonable efforts to file a registration statement (the “Note Exchange Offer Registration Statement”) to exchange the Notes for new notes having terms substantially identical in all material respects to the Notes being exchanged (except that the new notes will not contain terms with respect to transfer restrictions). We have also agreed to use commercially reasonable efforts to cause the Note Exchange Offer Registration Statement to be declared effective under the Securities Act and to offer the new notes in exchange for surrender of the Notes. For each Note validly tendered to us and not withdrawn pursuant to the exchange offer, we will issue to the holder of such Note a new note. The new notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act.

In certain circumstances and subject to certain conditions, we will use commercially reasonable efforts to cause a shelf registration statement (the “Note Shelf Registration Statement”) covering resales of the Notes or new preferred stock to be declared effective and to keep such Note Shelf Registration Statement effective for a period up to May 20, 2007.

If we fail to file a Note Exchange Offer Registration Statement or a Note Shelf Registration Statement in a timely manner or if certain other conditions are not met (each, a “Note Registration Default”), as specified in the registration rights agreement we will pay additional cash interest on the Notes or new notes, as applicable. The rate of additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Note Registration Default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until the Note Registration Default has been cured up to a maximum additional interest rate of 1.00% per annum.

3. Indenture

On May 20, 2005, we, through our wholly owned finance subsidiaries, BCI US Finance Corp. and Borden 2 Nova Scotia Finance, ULC, sold $150 million of Second-Priority Senior Secured Floating Rate Notes due 2010 (the “Notes”). The Notes were issued under an Indenture, dated May 20, 2005, among BCI US Finance Corp. and Borden 2 Nova Scotia Finance, ULC, certain guarantors named therein, and Wilmington Trust Company, as Trustee.

The Notes will bear interest at a rate per annum, reset quarterly, equal to LIBOR plus 5.50%, provided, that, if a Note Registration Default (as defined above) occurs, up to 1.00% of additional interest will accrue on the Notes so long as such Note Registration Default is continuing. Interest will be paid quarterly in arrears to the holders of record of the Notes on January 15, April 15, July 15 and October 15 of each year commencing on July 15, 2005.

The terms of the Notes will be substantially identical to those of the second-priority floating rate notes issued by Borden U.S. Finance Corp. and Borden Nova Scotia Finance, ULC, on August 12, 2004. However, the Notes are not fungible with the previously issued second-priority floating rate notes.

Under the terms of the Indenture governing the Notes, we are subject to certain customary covenants, that, among other things, restrict our ability to create liens on our assets, incur debt at our subsidiaries or enter into sale leaseback transactions. These limitations are subject to a number of important qualifications and exceptions.

The Indenture governing the Notes specifies certain events of default, including failure to pay principal and interest on the Notes, failure to comply with covenants, subject to a 90-day grace period in certain instances, and certain bankruptcy, insolvency or reorganization events.

The proceeds of the offering of the Notes are being held in escrow pending the closing of the combinations as more fully described in our Current Report on Form 8-K, filed on April 27, 2005 and the fulfillment of certain other conditions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description of the Indenture under Item 1.01 of this Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

On May 20, 2005, our wholly owned subsidiary, Hexion Escrow Corp., sold 14,000,000 shares of Series A Floating Rate Preferred Stock with an aggregate liquidation value of $350 million for an aggregate purchase price of approximately $346.5 million. These shares were sold pursuant to Rule 144A under the Securities Act.

The terms of the Series A Floating Rate Preferred Stock issued on May 20, 2005 are substantially similar as those contained in the Indenture dated as of May 20, 2005 among the Company, BCI US. Finance Corp. and Borden 2 Nova Scotia Finance, ULC, Wilmington Trust Company and the other parties thereto, provided, that the shares of Series A Floating Rate Preferred Stock are not secured. In addition, the Series A Floating Rate Preferred Stock has no mandatory redemption date. However, on October 15, 2014 (subject to legal availability of funds, contractual restrictions and applicable state law), each holder of Series A Floating Rate Preferred Stock will have the right to require us to redeem all or a portion of the Series A Floating Rate Preferred Stock, upon 30 days prior notice, at 100% of the liquidation preference thereof, plus accrued and unpaid dividends. A breach of the terms of the Series A Floating Rate Preferred Stock will only result in an increase in the applicable dividend rate at the time of such breach.

The proceeds of the offering of the shares of Series A Floating Rate Preferred Stock are being held in escrow pending the closing of the combinations as more fully described in our Current Report on Form 8-K, filed on April 27, 2005 (the “Combinations”) and the fulfillment of certain other conditions. Upon release of the proceeds of the offering of the shares of Series A Floating Rate Preferred Stock from escrow, we expect to pay a dividend of such proceeds to our shareholders prior to the merger of Resolution Performance Products LLC into Borden Chemical, Inc. in connection with the Combinations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORDEN CHEMICAL, INC.

Date: May 26, 2005

	By:	/s/ William H. Carter
Executive Vice President and
Chief Financial Officer